FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC   20549


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):  November 12, 1998


                   CANTERBURY INFORMATION TECHNOLOGY, INC.
           (Exact name of registrant as specified in its charter)


     Pennsylvania                      0-1558                 23-2170505
(State or other juris-        (Commission File Number)     (IRS Employer
diction of incorporation)                                Identification No.)

                              1600 Medford Plaza
                           Route 70 & Hartford Road
                           Medford, New Jersey 08055
                   (Address of Principal Executive Offices)

                Registrant's telephone number:  (609) 953-0044


                      CANTERBURY CORPORATE SERVICES, INC.
                          (Former Name of Registrant)

                                   FORM 8-K

ITEM 5.     OTHER EVENTS

        Effective November 12, 1998, the Registrant entered into a $4,200,000 refinancing proposal with Finova Capital Corporation ("Finova"). The Registrant also entered into a refinancing arrangement with The Chase Manhattan Bank ("Chase") wherein Chase will retain approximately $1,000,000 of existing debt. The above is subject to due diligence by Finova and approval of documentation by all parties.

       	Finova's proposal would grant a revolving line of credit not to exceed $2,000,000 to advance up to 85% of the eligible accounts receivable of the Registrant; and a combination of three Term Loans of an aggregate of $2,200,000 based on a five year term, but payable after two years; all with interest rates ranging from 1%-3% over the Prime Rate. Such indebtedness is also subject to certain fees and early termination prepayment penalties. The refinancing is secured by all assets of the Registrant except the Okumus Enterprises Note that would be pledged to Chase without recourse to the Registrant in satisfaction of Chase's portion of the refinancing arrangement.

       	The above summary information does not purport to be complete, and is qualified in its entirety by reference to the Finova Capital Corporation Proposal filed as Exhibit 1 and the Chase Manhattan Bank Financing Commitment Letter filed as Exhibit 2 to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      		A.	Financial Statements:
			        None.
      		B.	Proforma Financial Statements:
			        None.
		      C. Exhibits:

		         	1.  $4,200,000 Credit Facility Proposal from Finova Capital
                Corporation.
			         2.  Chase Manhattan Bank Refinancing Arrangement
                Commitment Letter.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					CANTERBURY INFORMATION TECHNOLOGY, INC.

					BY:	/s/Stanton M. Pikus
						------------------------------
						STANTON M. PIKUS, President